Exhibit 10.5

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of May 6, 2021, is by and between Roseland residential Trust, a Maryland real estate investment trust (the “Pledgor”), and jpmorgan chase bank, n.a., in its capacity as administrative agent (together with its successors and permitted assigns in such capacity, the “Administrative Agent”), for the benefit of itself and the Lenders (as defined below) (the Lenders and the Administrative Agent are referred to herein collectively as the “Secured Parties” and each a “Secured Party”) under the Credit Agreement described below.

RECITALS:

Mack-Cali Realty, L.P., a Delaware limited partnership (the “Borrower”) has entered into a Revolving Credit and Term Loan Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders and letter of credit issuing banks party thereto from time to time (the “Lenders”) and the Administrative Agent. Capitalized terms used but not defined in this Agreement (including the recitals) have the meanings assigned to them in the Credit Agreement, and, except as otherwise expressly provided, the rules of interpretation set forth in the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.

The Borrower owns, directly or indirectly, 100% of the equity interests in the Pledgor. The Pledgor will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement.

It is a condition precedent to the making of loans and the issuance of letters of credit pursuant to the Credit Agreement that the Pledgor pledge and grant the security interests described in this Agreement, and the Pledgor wishes to pledge and grant a security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, as herein provided.

Therefore, the parties hereto agree as follows:

ARTICLE I.
ASSIGNMENT AND PLEDGE

1.1.         Grant. As security for the prompt and complete payment of the Obligations, and to induce the Lenders to extend credit to the Borrower, the Pledgor hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent a continuing Lien on and security interest in the following:

(a)           the Pledgor’s right, title and interest in and to the deposit account described on Annex A hereto, including all cash and other assets on deposit therein and all proceeds thereof; and

(b)           all of the Pledgor’s present and future rights to receive distributions and other Restricted Payments from Roseland Residential L.P., a Delaware limited partnership (“RRLP”), whether arising under the governing documents of RRLP, at law or otherwise (clauses (a) and (b) collectively, the “Pledged Collateral”).

1.2.         Continuing Security Interest. This Agreement creates a continuing security interest in the Pledged Collateral and will remain in full force and effect until the Obligations are paid in full and all Commitments have terminated. If, at any time for any reason (including the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, the Pledgor or any other Person or the appointment of any intervenor or conservator of, or agent or similar official for the Borrower, the Pledgor or any other Person or any of their respective properties), any payment received by the Administrative Agent or any other Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by such Person, this Agreement will continue to be effective or will be reinstated, if necessary, as if such payment had not been made.

1.3.         Authorization to File Statements. The Pledgor authorizes the Administrative Agent to file in any Uniform Commercial Code filing office financing statements and amendments naming the Administrative Agent as the secured party and indicating the Pledged Collateral as the collateral and certain other information required by the Uniform Commercial Code for the sufficiency and acceptance for filings of any financing statement or amendment, in each case as is necessary or required by applicable law in order to create, perfect, maintain and preserve first priority Liens on the Pledged Collateral (subject only to Permitted Encumbrances having priority over such Liens of the Administrative Agent by operation of law) in favor of the Administrative Agent for the benefit of the Secured Parties; provided that, notwithstanding the foregoing, nothing herein shall require the Administrative Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein. The financing statements may indicate some or all of the Pledged Collateral on the financing statement, whether specifically or generally. The Pledgor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any like financing statements or amendments thereto as set forth in this Section 1.3 if filed prior to the date hereof.

ARTICLE II.

REPRESENTATIONS, WARRANTIES AND COVENANTS; WAIVERS AND AUTHORIZATIONS, ETC.

2.1.         Representations and Warranties. As of the date of this Agreement, the Pledgor represents and warrants to the Administrative Agent as follows:

(a)           Existence and Authority. It is a real estate investment trust duly organized, validly existing, and in good standing under the laws of the State of Maryland and is in good standing in each jurisdiction in which it is required by law to be qualified. It has all necessary rights, franchises and privileges and full power and authority to execute, deliver and perform this Agreement. It has taken all necessary action to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by it and constitutes its legally valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity;

(b)           No Violations or Defaults. The execution, delivery and performance by the Pledgor of this Agreement do not and will not (i) violate any applicable law, (ii) violate, or result in a default under its governing documents, (iii) violate, or result in a default under, any contractual obligation to which it or the Borrower is a party, or (iv) require an approval or any consent from any Person that has not been obtained;

(c)           Deposit Account. The deposit account identified on Annex A hereto is the only deposit account or securities account of the Pledgor, all fees in connection therewith that are due and payable as of the date hereof have been paid in full and the Pledgor is the only holder of such account.

(d)           No Liens. (i) none of the Pledged Collateral is subject to any Lien (except the Lien of this Agreement) and (ii) no effective security agreement (other than this Agreement), financing statement (except for financing statements in favor of the Administrative Agent) or other instrument similar in effect is on file or of record in the office of any Governmental Authority with respect to any of the Pledged Collateral;

(e)           Name and Address.

(i)            Its name set forth in the first paragraph of this Agreement is its true, correct and complete name and is the name on its public organic record (within the meaning of Section 9-102(a)(68) of the Uniform Commercial Code of the State of New York); its legal address and the address of its principal place of business and chief executive office and its organizational number are all as set forth below its name on Annex B hereto; its type of organization is a real estate investment trust; and its jurisdiction of formation is the State of Maryland; and

(ii)           It has not, in the last five years, (A) changed its legal address or the address of its principal place of business and chief executive office except as set forth on Annex B hereto, (B) changed its name except as set forth on Annex B hereto, or (C) become a “new debtor” (as defined in the UCC) with respect to a currently effective security agreement entered into by another Person;

(f)            Perfection and Priority of Liens. The pledge and grant of a security interest in the Pledged Collateral pursuant to this Agreement will create a valid and perfected Lien on and in the Pledged Collateral, and the proceeds thereof, securing the payment of the Obligations, subject to no prior Lien; and

(g)           No Litigation. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Pledgor, threatened against or affecting the Pledgor or any of its property in any court or before any arbitrator or before or by any Governmental Authority.

2.2.         Affirmative Covenants. The Pledgor covenants and agrees that until the Obligations are paid in full and all Commitments are terminated, it will perform and observe each of the following covenants:

(a)           Existence. It will at all times preserve and maintain its existence, rights, franchises and privileges and remain in good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign company in good standing in each jurisdiction in which such qualification is necessary in view of its current or proposed business and operations or the ownership of its properties;

(b)          Compliance with Laws, Approvals, and Obligations. It will comply with all laws to which it or its property is subject and with its governing documents and all material contractual obligations to which it is a party. It will obtain and maintain in full force and effect all approvals necessary (i) for its current and proposed business and operations and the ownership of its properties and (ii) for the execution, delivery, performance and enforcement of this Agreement and will promptly pay when due all necessary license, franchise and other fees and charges due and payable in connection therewith; and

(c)           Defend Title. It will defend the rights of the Administrative Agent and security interest of the Administrative Agent in the Pledged Collateral against the claims and demands of all other persons whomsoever.

(d)           Restricted Payments. It will cause RRLP to make all distributions and other Restricted Payments to it to be deposited directly in the deposit account described in Annex A.

2.3.         Negative Covenants. The Pledgor covenants and agrees that until the Obligations are Paid in Full it will perform and observe each of the following covenants:

(a)           Business, Name and Address. It will not change its name, the address of its principal place of business or chief executive office, its type of organization, its jurisdiction of formation or its organizational identification number without giving the Administrative Agent 30 days’ prior written notice of such change; and

(b)           Pledged Collateral. It will not sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions), any or all of its rights, title or interest in the Pledged Collateral.

2.4.         Additional Waivers. The Pledgor waives diligence, presentment, demand of any kind, protests of any kind and notices of any kind, all set-offs and all counterclaims, to the extent permitted by applicable law, and all suretyship defenses to the extent otherwise applicable.

ARTICLE III.

RIGHTS AND REMEDIES

3.1.         Administrative Agent’s Rights Upon Default. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, but shall not be obligated to take any or all of the following actions, in each case at the Pledgor’s expense and without prior notice to the Pledgor except as required below or under applicable law:

(a)           give notice of the Event of Default to any Person, and enforce all rights of the Pledgor in the Pledged Collateral;

(b)           take possession of any or all of the Pledged Collateral, including through agents, wherever it may be found, and hold and manage the same;

(c)           utilize any amounts on deposit in the deposit account set forth on Annex A to repay or prepay the Obligations;

(d)           foreclose its Lien upon any or all of the Pledged Collateral;

(e)           sell, lease, assign, deliver or otherwise dispose of any or all of the Pledged Collateral at public or private sale, with or without having any or all of the Pledged Collateral at the place of sale, upon terms, in such manner, at such time or times, and at such place or places as the Administrative Agent may determine and in accordance with applicable law; and

(f)            exercise any or all other rights or remedies available to the Administrative Agent under applicable law or the Loan Documents or any other agreement between the parties.

The Administrative Agent may, to the fullest extent permitted by law, exercise the foregoing rights and remedies in such order, at such times and in such manner as the Administrative Agent may determine from time to time.

3.2.         Power of Attorney. The Pledgor irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, each with full power of substitution, as the Pledgor’s true and lawful attorney-in-fact and proxy with respect to the Pledged Collateral, in the Pledgor’s name or in such Person’s name or otherwise, and at the Pledgor’s expense, to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default, without notice to or the consent of the Pledgor to the extent permitted by applicable law:

(a)           take any or all of the actions described in Section 3.1 and exercise any other right or power granted to the Administrative Agent or a Lender under this Agreement or any other Loan Document or by law;

(b)           transfer to, or register in the name of, the Administrative Agent or its nominee any or all of the Pledged Collateral;

(c)           exercise all other rights relating to any Pledged Collateral; and

(d)           do any and all things necessary and proper to carry out the purposes of this Agreement, to the extent permitted by applicable law.

The Pledgor recognizes and agrees that the power of attorney granted pursuant to this Section 3.2 is coupled with an interest and is not revocable until the termination of this Agreement in accordance with its terms. The Pledgor ratifies and confirms all actions taken by the Administrative Agent or its agents pursuant to this power of attorney in accordance herewith.

3.3.         Other Rights of the Administrative Agent.

(a)           The Administrative Agent will have, with respect to the Pledged Collateral, in addition to the rights and remedies set forth in this Agreement: (i) all of the rights and remedies available to a secured party under applicable law, as if such rights and remedies were fully set forth in this Agreement, and (ii) all of the rights, protections and indemnities set forth in the Credit Agreement, which provisions are incorporated by reference and made a part of this Agreement.

(b)           The Administrative Agent may at any time and from time to time release or relinquish any right, remedy or Lien it has with respect to a particular item of Pledged Collateral without thereby releasing, relinquishing or in any way affecting its rights, remedies or Lien with respect to any other item of Pledged Collateral.

3.4.         Disposition of Pledged Collateral. Upon the written request by the Administrative Agent after the occurrence and during the continuance of an Event of Default:

(a)           The Pledgor agrees, promptly and at its own expense, to assemble any or all of the Pledged Collateral and make it available to the Administrative Agent.

(b)           The Administrative Agent will be entitled to sell the Pledged Collateral on any commercially reasonable terms, and the Pledgor agrees that a private sale or a sale on extended payment terms, or in exchange for property, stock or other consideration will not in and of itself be deemed to be commercially unreasonable. The Pledged Collateral may be sold in one lot as an entirety or in separate parcels. Any Secured Party may purchase any or all of the Pledged Collateral sold at any public sale and, to the extent permitted by applicable law, may purchase any or all of the Pledged Collateral sold at any private sale, including by a credit bid.

(c)           The Administrative Agent may restrict the prospective bidders or purchasers at any sale as to their number, nature of business, financial or business expertise, net worth or financial resources and investment intention or on the basis of any other factors that are commercially reasonable.

(d)           The Pledgor expressly agrees that the Administrative Agent need not give more than 10 days’ prior written notice to the Pledgor of the time and place of any public sale of Pledged Collateral or of the time after which a private sale of the Pledged Collateral may take place, and that such notice will constitute reasonable notice under all circumstances. The Administrative Agent will not be obligated to hold any sale pursuant to any such notice and may, without notice or publication, adjourn any public or private sale by announcement at the time and place fixed for such sale, and a subsequent sale may be held at the time and place designated in such announcement without further notice or publication. To the extent permitted by applicable law, the Pledgor irrevocably waives any right it may have to make a demand of performance or other demand, advertisement, judicial hearing or notice to it or any other Person in connection with the collection, sale or other disposition of, or realization upon, any or all of the Pledged Collateral.

(e)           The Administrative Agent may settle, pay or discharge any or all taxes, Liens, claims and other charges with respect to the Pledged Collateral. All sums expended by the Administrative Agent pursuant to this Section 3.4(e) will constitute Obligations secured by the Liens created by the Loan Documents. Neither the Administrative Agent, nor any other Secured Party will have any duty to take any action authorized by this Section 3.4(e), and no sale of Pledged Collateral will be deemed to have been commercially unreasonable by reason of the Administrative Agent’s decision not to take any such action.

Notwithstanding the foregoing, to the extent the Administrative Agent has commenced exercise of the foregoing rights and remedies, upon the cessation of any and all Events of Default, the Administrative Agent may continue or suspend its exercise of the foregoing rights and remedies.

3.5.         No Marshaling or Right of Redemption.

(a)           Except to the extent required by applicable law, neither the Administrative Agent nor any other Secured Party will be required to marshal any Pledged Collateral or any guaranties of the Obligations, or to resort to any item of Pledged Collateral or any guaranty in any particular order, and the Administrative Agent’s rights with respect to the Pledged Collateral and any guaranties will be cumulative and in addition to all other rights, however existing or arising. To the extent permitted by applicable law, the Pledgor irrevocably waives, and agrees that it will not invoke or assert, any law requiring or relating to the marshaling of collateral or any other law which could reasonably be expected to cause a delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement or any other Loan Document.

(b)           To the extent permitted by applicable law, the Pledgor irrevocably waives, and agrees that it will not invoke or assert, any rights to equity of redemption or other rights of redemption, appraisement, valuation, stay, extension or moratorium that it may have in equity, at law, or otherwise with respect to any Pledged Collateral. To the extent permitted by applicable law, the sale or other transfer pursuant to this Agreement of any right, title or interest of the Pledgor in any item of Pledged Collateral will operate to permanently divest the Pledgor and all Persons claiming under or through the Pledgor of such right, title or interest, and will be a perpetual bar, both at law and in equity, to any and all claims by the Pledgor or any such Person with respect to such item of Pledged Collateral.

3.6.         Application of Proceeds. After the occurrence and during the continuation of an Event of Default, or after an exercise of remedies by the Administrative Agent, any cash held by the Administrative Agent as Pledged Collateral and all cash proceeds received by the Administrative Agent from any realization upon the Pledged Collateral may be held by the Administrative Agent as collateral security for the payment of the Obligations and applied by the Administrative Agent in accordance with the Credit Agreement.

3.7.         Administrative Agent’s Duties.

(a)           The grant to the Administrative Agent under this Agreement of any right or power does not impose upon the Administrative Agent any duty to exercise such right or power. The Administrative Agent will have no obligation to take any steps to preserve any claim or other right against any Person or with respect to any Pledged Collateral.

(b)           To the extent permitted by applicable law, the Pledgor waives all claims against the Administrative Agent or its agents arising out of the repossession, taking, retention, storage, operation or sale of the Pledged Collateral except to the extent such actions shall be determined to amount to gross negligence or willful misconduct on the part of the Administrative Agent, as determined in a final non-appealable judgment from a court of competent jurisdiction. To the extent permitted by applicable law, the Pledgor waives any claim it may have based on the allegation or fact that the price obtained for Pledged Collateral sold at a private sale made in accordance with this Agreement was less than could have been obtained for the same Pledged Collateral at a public sale. Subject to the following sentence, all risk of loss, damage, diminution in value, or destruction of the Pledged Collateral will be borne by the Pledgor. Notwithstanding anything contained herein to the contrary, the Administrative Agent will have no responsibility to the Pledgor for any act or omission of the Administrative Agent or its agents, except to the extent such act or failure to act shall be determined to be gross negligence or willful misconduct on the part of such Person as determined in a final non-appealable judgment from a court of competent jurisdiction. Notwithstanding anything herein to the contrary, in no event shall the Administrative Agent be liable for special, punitive indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Administrative Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)           The Administrative Agent does not and will not make any express or implied representations or warranties with respect to any Pledged Collateral or other property released to the Pledgor or its successors and assigns.

(d)           The Administrative Agent will be accountable only for such proceeds as the Administrative Agent actually receives as a result of the exercise of its rights under this Agreement and the other Loan Documents, and delivery or other accounting of such proceeds or the Pledged Collateral by the Administrative Agent to the Pledgor or the assignee of the Obligations will discharge the Administrative Agent of all liability therefor.

(e)           Except as expressly set forth herein or as required under applicable law, the Administrative Agent will have no other duties or obligations under this Agreement or with respect to the Pledged Collateral.

3.8.         Indemnity and Expenses. The Pledgor agrees to indemnify and hold harmless the Administrative Agent, its directors, officers, employees, agents and their respective Affiliates from and against any and all claims, liabilities (including environmental liabilities), obligations, losses, damages, penalties, judgments, costs, expenses (including the reasonable fees and expenses of its agents and counsel) and disbursements of any kind or nature whatsoever (“Losses”) that may be imposed on, incurred by, or asserted against the Administrative Agent or its directors, officers, employees, agents or Affiliates by any Person (including any Lender) in any way relating to or arising out of (a) this Agreement or any other Loan Document and the transactions contemplated hereby and thereby (including, without limitation, any amendments, waivers or releases, and any enforcement of this Agreement or any other Loan Document) or (b) any action taken or omitted by the Administrative Agent under this Agreement or any other Loan Document; provided that the Borrower will not be liable to the Administrative Agent, its directors, officers, employees, agents and their respective Affiliates for any portion of such Losses resulting solely from such Person’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. This Section 3.8 shall survive the termination of this Agreement and the earlier resignation or removal of the Administrative Agent.

ARTICLE IV.

GENERAL PROVISIONS

4.1.          Further Assurances.

(a)           At any time and from time to time, including upon the request of the Administrative Agent, the Pledgor will, at the Pledgor’s expense, execute and deliver and/or file such further documents, financing statements, continuation statements, amendments and instruments and do such other acts as are, in each case, necessary or required by applicable law in order to: (i) create, perfect, maintain and preserve first-priority Liens on the Pledged Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, (ii) upon the occurrence and during the continuation of an Event of Default, facilitate any sale of or other realization upon the Pledged Collateral, (iii) upon the occurrence and during the continuation of an Event of Default, make any sale of or other realization upon the Pledged Collateral valid, binding and in compliance with applicable law, and (iv) provide for the payment of the Obligations in accordance with the terms of the Loan Documents and this Agreement.

(b)           The Pledgor shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

4.2.          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Pledgor may not assign or otherwise transfer any of its rights under this Agreement. The Administrative Agent may only assign or otherwise transfer and assign its rights and interests under this Agreement to a successor in accordance with the Credit Agreement.

4.3.          Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

4.4.          Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

4.5.          Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement. A facsimile or electronic transmission of the signature page to this Agreement by any party hereto shall be effective as the signature page of such party and shall be deemed to constitute an original signature of such party to this Agreement and shall be admissible into evidence for all purposes.

4.6.          Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS OR REMEDIES HEREUNDER IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

4.7.          Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

4.8.          Consent to Jurisdiction. The parties agree that any legal action or proceeding by or against the Pledgor or with respect to or arising out of this Agreement or any other Loan Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, in each case, in the Borough of Manhattan. By execution and delivery of this Agreement, each party accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested to such party at its address for notices as specified herein. Each of the parties agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices under this Section 4.8 shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

4.9.         Release of Liens. Upon the payment in full of all of the Obligations and the termination of all Commitments, (a) the Liens and security interests granted under this Agreement shall be automatically released and the Pledged Collateral shall automatically revert to the Pledgor with no further action on the part of any Person, and (b) the Administrative Agent shall, upon the written request of the Pledgor and at the Pledgor’s expense, execute all such documentation as may be necessary to effect or evidence the termination and release of the Liens on the Pledged Collateral created under this Agreement. Upon the written request of the Pledgor and at the Pledgor’s expense, the Administrative Agent agrees to notify any other third party reasonably requested by Pledgor of such termination.

4.10.       No Waiver by the Administrative Agent, Amendments.

(a)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the parties hereto, and then any such waiver, amendment or modification shall be effective only in the specific instance and for the specific purpose for which given.

(b)           The Administrative Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Pledged Collateral unless such waiver shall be in accordance with paragraph (a) above. No delay or omission on the part of the Administrative Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Administrative Agent with respect to the Obligations or the Pledged Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

4.11.       Overdue Amounts. Until paid, all amounts due and payable by the Pledgor under this Agreement shall be a debt secured by the Pledged Collateral and shall bear, whether before or after judgment, interest at the Default Rate.

4.12.       Notice, etc. All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile, (b) as a .pdf attachment to an email, (c) by registered or certified mail with return receipt requested (postage prepaid), or (d) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent to the address set forth under the intended recipient’s name set forth on the signature pages hereto or at such other address as such Person shall have specified to the other party hereto in writing. Notices will be deemed given only when received. Notwithstanding the foregoing, in the case of communications or notices transmitted by the Pledgor by facsimile or email, such communication or notice (i) shall be signed by a Responsible Officer, addressed as set forth above or to such other facsimile number or email address as the party receiving the information shall have specified in writing to the party sending such information, (ii) shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, or return e-mail or other written acknowledgement from such recipient confirming receipt), and (iii) shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., New York City time, and if transmitted after that time, on the next following Business Day.

4.13.      Credit Agreement. The Administrative Agent shall act hereunder only in accordance with the terms and conditions of this Agreement and the Credit Agreement. Any and all actions the Administrative Agent takes or omits to take hereunder shall be covered by the indemnity provisions of the Credit Agreement which shall be deemed to be incorporated by reference herein. In the case of a conflict between this Agreement (including Section 3.7) and the Credit Agreement, the Credit Agreement shall govern the rights and obligations of the Administrative Agent.

4.14.       Waiver of Suretyship Defenses. The obligations of the Pledgor shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Pledgor may have against a any Lender or otherwise, and shall remain in full force and effect without regard to, and (except by payment in full of all of the Obligations and the termination of all Commitments) shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Pledgor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment, modification of or supplement to the Credit Agreement or any other Loan Document or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Obligations or in respect of the Credit Agreement or any other Loan Document; (c) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or any subsidiary thereof; (d) any merger, amalgamation or consolidation of the Pledgor into or with any other Person; or (e) any other circumstance which might otherwise constitute a legal or equitable discharge, suretyship defense or other defense of a guarantor (whether or not similar to the foregoing). To the extent permitted by law, the Pledgor irrevocably and unconditionally waives any defense it might have to its performance hereunder, based on any of the foregoing.

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IN WITNESS WHEREOF, each of the parties, intending to be legally bound, has caused this Agreement to be signed on the date first above written.

ROSELAND RESIDENTIAL TRUST

By:	/s/ Gary T. Wagner
Name:	Gary T. Wagner
Title:	General Counsel and Secretary

Address:

Harborside 3, 210 Hudson Street, Suite 400
Jersey City, NJ 07311
Attention: Gary Wagner, Esq.
General Counsel and Secretary
Fax: (201) 434-2726
Email: gwagner@mack-cali.com

[Signature Page – Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A., not in its individual capacity but solely in its capacity as the Administrative Agent

By:	/s/ Paul Choi
Name:	Paul Choi
Title:	Authorized Signer

Address:

JPMorgan Chase Bank, N.A.
JPMorgan Loan Services
500 Stanton Christiana Road, Ops 2, 3rd Floor
Newark, DE 19713
Attn: Loan and Agency Services Group
Fax: (302) 634-3301

[Signature Page – Pledge and Security Agreement]

ANNEX A TO PLEDGE AND SECURITY AGREEMENT

Account Information:

Account name:	Roseland Residential Trust
Account #:	381032796661
ABA #:	026 009 593
Bank Name:	Bank of America
Bank address:	900 West Trade St.
Charlotte, NC 208202

Annex A

ANNEX B TO PLEDGE AND SECURITY AGREEMENT

Prior legal names in the last 5 years:	N/A

Current legal address/address of principal place of business and chief executive office:	Harborside 3, 210 Hudson Street, Suite 400 Jersey City, NJ 07311

Prior legal addresses/addresses of principal place of business and chief executive office in the last 5 years:	N/A

Organizational number:	D16778441

Annex B